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EXHIBIT 10.20

DATED AUGUST 9, 2000

THE SECOND INDUSTRIAL PARTNERSHIP LIMITED

—and—

MICRO IMAGE TECHNOLOGY LIMITED

L E A S E

Relating to Unit 16/12
The Amber Business Centre
Riddings
in the County of Derbyshire

Higby Hargreaves
43 Queen Anne Street
London W1M 9FA

(Ref: MJW)

PARTICULARS

1.	DATE OF THIS DEED	9th August 2000
2.	LANDLORD	THE SECOND INDUSTRIAL PARTNERSHIP LIMITED (Company Number 3673416) whose registered office is at St Paul's House Warwick Lane London EC4P 4BN
3.	TENANT	MICRO IMAGE TECHNOLOGY LIMITED (Company number 1050948) whose registered office is at Nations House, 103 Wigmore Street, London W1H 9AB ("the Tenant")
4.	DEMISED PREMISES
ALL THAT piece or pieces of land and buildings thereon known as Unit 16/12 The Amber Business Centre Riddings in the County of Derbyshire all of which said property is for the purpose of identification only more particularly delineated on Plan 1 annexed hereto and thereon edged red SUBJECT TO the covenants and other matters affecting the Demised Premises mentioned in the deeds and documents mentioned in the Second Schedule hereto insofar as the same are still subsisting and capable of being enforced and affect the Demised Premises
5.	ESTATE	The Amber Business Centre aforesaid shown on Plan 1 and thereon edged blue
6.	DATE OF COMMENCEMENT OF TERM	9th August 2000
7.	LENGTH OF TERM	25 YEARS
8.	RENT COMMENCEMENT DATE	The Date of Commencement of Term
9.	THE INITIAL RENT	ONE HUNDRED AND SIXTEEN THOUSAND POUNDS (£116,000.00) per annum exclusive of Value Added Tax subject to review
10.	REVIEW DATES	The 9th day of August 2005 The 9th day of August 2010 The 9th day of August 2015 The 9th day of August 2020
11.	PERMITTED USE	Use for the purposes of warehouses and industrial buildings with ancillary offices
12.	EARLY DETERMINATION DATE	The 9th day of August 2008

EAST ELEVATION
PLAN 2
WEST ELEVATION
SOUTH ELEVATIC

© copyright

Project	PROPOSED EXTENSION TO UTNERS
	ngineers
Drawing Title	ELEVATIONS TO P

ACE

Date	FEBRUARY 1997
Scale	1:100
Drawing No.	N 2325 - 600

A.	12·03·97	DOOR AMENDED TO OPEN OUTWA

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© copyright

Project	PROPOSED EXTENSION TO	TNERS / ngineers	Date FEBRUARY 1997
			Scale · 1:20
Drawing Title	PLAN ON PROPOSE	ACE	Drawing No. N 2325 - 601A

THIS LEASE is made on the date stated in the Particulars BETWEEN

(1)
the Landlord specified in the Particulars ("the Landlord")

(2)
the Tenant specified in the Particulars ("the Tenant")

W I T N E S S E S:

1.
Definitions

        IN this Lease the following expressions (where context so admits) shall have the following meanings:

"the Particulars"

        The details of the preceding pages headed "Particulars"

"Plan 1"

        The plan mentioned in the Particulars hereto and marked Plan 1

"Plan 2"

        The plans annexed hereto and marked Plan 2

"Plan 3"

        The plan annexed hereto and marked Plan 3

"the Term"

        The term mentioned in the Particulars commencing with the Date of Commencement of Term and which shall include any extension or continuation whether by statute or common law

"the Termination Date"

        The date of expiration or sooner determination of the Term

"Common Parts"

        means those parts of the Estate shown coloured green on the plan annexed hereto marked "Common Parts Plan"

"Conducting Media"

        means drains sewers conduits flues gutters gullies channels ducts shafts watercourses pipes cables wires and mains or any of them

"the Demised Premises"

        The land and premises described in the Particulars and thereto and any building now or hereafter erected thereon or on any part thereof including all additions alterations and improvements thereto and all Landlord's fixtures and fittings and plant machinery and equipment now or hereafter in or about the same and all Conducting Media situate within and exclusively serving the Demised Premises excluding any Conducting Media within but not exclusively serving the Demised Premises

"the Early Determination Date"

        means the date for early determination of the lease as specified in paragraph 12 of the Particulars

"the Estate"

        The Landlords property described as the Estate in the Particulars PROVIDED THAT the Landlord may at its discretion extend lessen divide or vary the extent of the land comprised in the Estate from time to time but not so as to materially affect the Tenant's proper use and enjoyment of the Demised Premises

"Planning Acts"

        Shall mean the Town and Country Planning Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Listed Buildings Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any subsequent legislation of a similar nature

"Environment Acts"

        The Water Act 1989 the Environmental Protection Act 1990 the Environment Act 1995 and any subsequent legislation of a similar nature

"the Landlord"

        Shall include the person for the time being entitled to the reversion immediately expectant upon the determination of the Term hereby granted

"the Tenant"

        Shall include the Tenants successors in title and assigns

"the Insured Risks"

        Shall mean fire explosion aircraft damage riot and malicious damage civil commotion earthquake including architects and surveyors fees loss of rent and public and third party liabilities and such other risks as the Landlord may from time to time in its reasonable discretion think fit to insure against subject to such exclusions and limitations as are imposed by the Insurers

"the Service Charge"

        Shall mean the reasonably incurred cost to the Landlord of providing the services and other matters mentioned in the Third Schedule hereto

"the Initial Rent"

        Shall mean the annual sum described as such in the Particulars

"the Reviewed Rent"

        Shall mean the rent determined and described in accordance with the provisions of the Fourth Schedule hereto

"the Rent Days"

        Shall mean the usual English Quarter Days in each and every year of the Term

"the Rent Commencement Date"

        Shall mean the date mentioned as such in the Particulars

"the Permitted Use"

        Shall mean the use mentioned in the Particulars

2.
Interpretation

        IN these presents unless there be something in subject or context inconsistent therewith

          (i) Words importing the masculine gender only shall include the feminine and vice versa and words importing persons shall include companies and corporations and vice versa

          (ii) Words importing the singular number only shall include the plural and vice versa and where there are two or more persons included in the expression "the Tenant" then covenants herein expressed to be made by the Tenant shall respectively be covenants by such persons jointly and severally

          (iii) Any reference to any Act or any section of any Act shall be deemed to include any amendment modification or re-enactment thereof and any statutory instrument bye-law rule directive order or regulation made thereunder for the time being in force

          (iv) In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any person claiming rights to use enjoy or visit the Demised Premises through under or in trust for the Tenant

          (v) any covenant by the Tenant not to do any act or thing shall be deemed to include a covenant on behalf of the Tenant to use its reasonable endeavours not to suffer or permit the doing of that act or thing

          (vi) in the event that the freehold interest in the Demised Premises is or becomes subject to a lease or leases superior to this Lease all references to the Landlord shall be deemed to include a reference to all superior landlords

3.
Demise

        IN consideration of the rents hereinafter reserved and the covenants by the Tenant and the conditions hereinafter contained the Landlord hereby with full title guarantee DEMISES unto the Tenant ALL THAT the Demised Premises TOGETHER WITH the rights set out in the First Schedule hereto

        EXCEPTING AND RESERVING unto the Landlord its lessees tenants servants licensees and owners and occupiers of adjoining and neighbouring premises and all others authorised by them

          (i) the free and uninterrupted passage and running of water soil gas electricity and telephone and other services or supplies from and to the other buildings and land of the Landlord and its tenants adjoining or near the Demised Premises and from and to the land and premises of others so authorised as aforesaid through the Conducting Media which are now or may hereafter during the Term be in or upon over or under the Demised Premises and with full right of access at all reasonable times upon reasonable prior notice (and in emergency without notice) for the purpose of installing adding to inspecting maintaining replacing and repairing the same the person or persons exercising such right making good all damage occasioned thereby and

          (ii) the right to support shelter and protection for the immediately adjoining buildings and premises

          (iii) the right upon reasonable prior notice (except in case of emergency) at all reasonable times to enter upon the Demised Premises but only so far as may be necessary for the purpose of inspecting repairing maintaining replacing or renewing painting decorating or carrying out other works to any part of the remainder of the Estate or any building comprised thereon where such matters cannot be carried out without such access being obtained and to use any wall or gable end of the Demised Premises which abuts upon any other land forming part of the Estate for the provision of support and protection to any new buildings to be erected thereon the Landlord or other the person or persons authorised by it exercising such right making good all damage thereby caused

          (iv) full right and liberty at any time hereafter or from time to time to execute works and erections upon or to alter or rebuild any of the buildings erected upon the Landlord's adjoining or adjacent lands and to use its adjoining or adjacent lands and buildings in such manner as the Landlord may think fit notwithstanding that the access of light and air to the Demised Premises may thereby be interfered with

          (v) all rights of access and entry into and upon the Demised Premises referred to in Clause 3 hereof

        TO HOLD the same unto the Tenant for the Term YIELDING AND PAYING therefor unto the Landlord without any deduction from the Rent Commencement Date throughout the Term yearly and proportionately for any fraction of a year the Initial Rent until the same shall be reviewed in accordance with the Fourth Schedule hereto and thereafter the Reviewed Rent all such rents to be paid by equal quarterly payments in advance on the Rent Days

        AND ALSO YIELDING AND PAYING by way of additional rent during the Term:

          (1) Such a sum or sums which the Landlord shall from time to time pay by way of premium (including any increased premium payable in respect of the Demised Premises or the Landlord's adjoining or adjacent lands and other parts of the said building by reason of any act or omission of the Tenant) for keeping the Demised Premises insured in the full reinstatement value thereof against loss or damage by the Insured Risks and three years rent together with reasonable administration costs and valuation fees reasonably incurred by the Landlord in relation to such insurances such additional rent to be paid without any deduction on demand and to be recoverable by distress in the same way as rent in arrear

          (2) The Tenants fair and reasonable proportion of the Service Charge at the times and in the manner specified in the Third Schedule hereto

          (3) In the event of the rents and other sums hereinbefore reserved as rent or any other money due from the Tenant under the provisions of this Lease or any part thereof being in arrear or unpaid for any period exceeding 21 days after the same become due (whether formally demanded or not) then the Tenant shall pay to the Landlord on demand interest on all such sums as are in arrear or unpaid at the rate of four per cent above the Barclays Bank plc Base Rate current at the due date for payment of such rent or other money and any such other money and interest shall be recoverable by the Landlord as rent in arrear

4.
THE Tenant hereby covenants with the Landlord as follows:

4.1
Rent and Outgoings

4.1.1
To pay the rents and other sums hereby reserved at the times and in the manner required and by means of standing order or by such other means as reasonably required or requested by the Landlord from time to time

    4.1.2
    to pay and indemnify the Landlord against all rates taxes duties charges impositions and outgoings payable in respect of the Demised Premises or the ownership or occupation thereof except such only as the Landlord is by law bound as relates to any reversionary interest to pay notwithstanding any contract to the contrary

  4.2
  Repair Decoration and Cleaning

  4.2.1
  to keep the Demised Premises in good and substantial repair decoration and condition and in a clean and tidy condition (damage by any of the Insured Risks excepted save where payment of insurance monies shall be refused by reason of any act or default of the Tenant)

  4.2.2
  to keep the outside and landscaped areas of the Demised Premises in a proper and neat order and condition and free from weeds and to maintain and replace where necessary all grass trees and shrubs thereon and to keep the same properly trimmed and cut

  4.2.3
  in every third year of the Term and in the last year thereof (however and whenever determined) to paint clean or treat as appropriate the outside of the Demised Premises in a good and workmanlike manner with good quality materials and to the Landlord's reasonable satisfaction in a colour to be first approved such approval not to be unreasonably withheld or delayed by the Landlord

  4.2.4
  in every fifth year of the Term and in the last year thereof (however and whenever determined) to paint or treat as appropriate the interior of the Demised Premises in a good and workmanlike manner with good quality materials

  4.2.5
  whenever necessary and in any event upon receipt of written demand from the Landlord acting reasonably to wash and clean down any metal cladding panels forming part of the exterior of the Demised Premises and any other parts thereof capable of being washed down and cleansed but without prejudice to Clause 4.2.3 above

  4.3
  Yield Up

    At the expiration or sooner determination of the Term to yield up the land and buildings only more particularly delineated and shown on Plan 2 ("the Retained Premises") in such repair and condition as is shown on Plan 2 and to remove all tenant's fixtures and fittings rubbish waste or other materials and leave the Retained Premises in a clean and tidy condition failing which the Landlord shall be entitled to remove and dispose of any goods or effects of the Tenant as it thinks fit without liability to the Tenant and any costs so reasonably incurred by the Landlord shall be recoverable from the Tenant on demand as liquidated damages

  4.4
  Access of Landlord and Notice of Repair

    Upon reasonable prior notice to permit the Landlord at all reasonable times to enter and examine the condition of the Demised Premises and if the Landlord shall give or leave with the Tenant a notice specifying any repairs and works necessary to be done by the Tenant in order to comply with its obligations herein the Tenant shall within 3 months after the date of such notice commence well and substantially to execute and complete the same to the Landlord's reasonable satisfaction with due expedition in accordance with the requirements of such notice and if the Tenant fails to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the rights of re-entry hereunder contained) to enter upon the Demised Premises without further notice to the Tenant to make good the same at the reasonable cost of the Tenant which reasonable cost shall be repaid by the Tenant to the Landlord forthwith on demand and if not so paid shall be recoverable by the Landlord as rent in arrear

  4.5
  Environment

    Not to use the Demised Premises for any illegal or immoral use and to comply with the provisions of the Planning Acts and the Environment Acts from time to time and to indemnify the Landlord against all liabilities arising thereunder in respect of the Demised Premises and the user thereof from time to time

  4.6
  Alterations

  4.6.1
  not to alter or remove any walls floors roofs or structural parts of the Demised Premises nor to make any alterations or additions (whether structural or otherwise) or erect any buildings or make any changes to the external appearance of the Demised Premises without the Landlord's prior consent (such consent not to be unreasonably withheld or delayed)

  4.6.2
  subject Clause 4.6.1 to carry out any permitted alterations or additions in accordance with plans and specifications first approved such approval not to be unreasonably withheld or delayed by the Landlord and in accordance with any reasonable conditions attached thereto

  4.6.3
  not to make any application for planning permission without the Landlord's prior consent (such consent not to be unreasonably withheld or delayed)

  4.6.4
  to carry out any permitted alterations or additions in a good and workmanlike manner to the Landlord's reasonable satisfaction and in accordance with all necessary permissions regulations and consents and to produce copies thereof to the Landlord before commencing such works

  4.6.5
  to indemnify the Landlord against any tax or other outgoings or expenses which may be reasonably and properly incurred by or levied on the Landlord as result of the carrying out of any permitted alterations or additions

  4.6.6
  to supply the Landlord with three sets of plans and specifications within three months of completion of permitted alterations or additions aforesaid

  4.6.7
  if so required by the Landlord to remove any alterations or additions at the expiration or sooner determination of the Term in accordance with Plan 2

  4.6.8
  to carry out and complete any permitted alterations or additions or works required to be done as a condition of any planning permission implemented by the Tenant before the expiration or sooner determination of the Term

  4.6.9
  subject to compliance with the conditions contained within this clause 4.6.4 4.6.5 and 4.6.6 the landlord hereby grants to the Tenant Licence to execute the works shown on Plan 3 subject to the Tenant's obligation to reinstate in accordance with clause 4.6.7.

  4.7
  Indemnities and Contributions

    to contribute and pay on demand a fair proportion (to be conclusively determined by the Landlord's Surveyor) of the expenses payable for making laying repairing maintaining rebuilding cleansing and lighting as the case may be all roads ways passages pavements sewers drains pipes gutters wires cables channels watercourses party walls party structures or other conveniences and easements whatsoever which may belong to or be used for the Demised Premises in common with other premises near or adjoining thereto and to keep the Landlord indemnified against such proportion of such costs and expenses as aforesaid

  4.8
  Re-entry upon Breach

    In the event of any mutual material breach of covenant or condition herein on the part of the Tenant and if the Tenant shall fail to make good and remedy the same to the Landlord's reasonable satisfaction pursuant to a notice served by the Landlord in accordance with the terms hereof to permit the Landlord to enter the Demised Premises and carry out any works and do anything necessary to remedy such breach and to pay on demand the costs of the Landlord reasonably incurred or expended in connection therewith and in default of payment such costs shall be recoverable by the Landlord as rent in arrear

  4.9
  Statutory and other obligations

  4.9.1
  To comply with all Acts of Parliament orders regulations and byelaws affecting the Demised Premises and the Permitted Use

  4.9.2
  To execute works and do all things in respect of the Demised Premises as are required by any Act of Parliament order regulation or byelaw whether required to be done by the Landlord owner occupier or tenant thereof

  4.9.3
  to notify the Landlord and supply a copy forthwith of any notice requirement or order received from any competent authority relating to the use occupation or otherwise of the Demised Premises and if requested to join the Landlord at the cost of the Landlord in making such representation or objection as the Landlord (acting reasonably) shall think appropriate

  4.9.4
  to comply with and observe any reasonable regulations made by the Landlord from time to time in respect of the use of the Common Parts of the Estate

  4.10
  User

  4.10.1
  to use and occupy the Demised Premises as a factory for the Permitted Use and for no other purpose whatsoever provided that the Demised Premises may be used for such other use within Classes B1 or B2 or B8 of the Town and Country Planning (Use Classes) Order 1987 to which the Landlord's prior consent has been obtained (such consent not to be unreasonably withheld or delayed)

  4.10.2
  not to use the Demised Premises for any retail trade or sale by auction

  4.10.3
  not to carry on any illegal or immoral activity at the Demised Premises and not to use the Demised Premises for residential purposes

  4.10.4
  not to cause or permit any spillage or drainage of oil lubricants or other noxious or deleterious substances so as to cause any pollution to watercourses or any damage to the Demised Premises or the Conducting Media or to cause any obstruction or deposit therein

  4.10.5
  not without the Landlord's previous consent such consent not to be unreasonably withheld or delayed to make any change to the existing system for disposal of foul or surface water or trade effluent within the meaning of the Public Health (Drainage of Trade Premises) Act 1937 and the Public Health Act 1961

  4.10.6
  to keep all refuse scrap dross and rubbish in the service yard of the Demised Premises in proper and appropriate skips or containers and properly screened to the Landlord's satisfaction and to remove all such scrap and rubbish from the Demised Premises at least once a month

  4.10.7
  not to store any materials in the service yard of the Demised Premises to a height greater than 10 metres from ground level

  4.10.8
  to keep all scrap swarf oil and other noxious substances in oil-tight containers or skips

  4.10.9
  To observe and perform the covenants and other matters (excluding charges referred to in the Second Schedule hereto) except in relation to any rent payable or other sum payable and only insofar as such covenants and other matters relate to and are capable of being enforced and affect the Demised Premises

  4.11
  Aerials Signs and Advertisements

    4.11.1
    not to affix or exhibit any advertisement sign placard or poster upon the Demised Premises which may be visible from the exterior thereof other than that which the Landlord shall have previously approved such approval not to be unreasonably withheld or delayed

    4.11.2
    not without the prior approval such approval not to be unreasonably withheld or delayed of the Landlord to erect any external wireless or television mast or aerial or any mechanical or scientific apparatus of any description on or about the Demised Premises

  4.12
  Reinstatement

    Subject to the Landlord providing a copy of the relevant insurance policy to the Tenant and upon becoming aware of the same to give notice forthwith to the Landlord of any damage to or destruction of the Demised Premises and if the Demised Premises shall be damaged or destroyed by any of the Insured Risks and if the insurance monies shall be wholly or partly irrecoverable due to the act or omission of the Tenant then the Tenant shall forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost of completely rebuilding repairing and reinstating the same and any dispute in this respect shall be referred to arbitration in accordance with the Arbitration Act 1996

  4.13
  Insurance

    Subject to the Landlord providing a copy of the relevant insurance policy to the Tenant

    4.13.1
    to comply with all reasonable requirements of the Landlord's insurers and of the fire authority including the provision of fire fighting and detection equipment

    4.13.2
    not to do anything which may render void or voidable any policy of insurance in respect of the Demised Premises

    4.13.3
    to insure against liability to third parties for injury or death of any person or damage to property at the Demised Premises

  4.14
  Nuisance

  4.14.1
  not to do at the Demised Premises anything which may interfere with or disturb or be or become a nuisance to the Landlord or to the owners tenants or occupiers of the Estate and in particular but without prejudice to the generality of the foregoing on receipt of a notice from the Landlord requiring the abatement of any nuisance caused by vibration heat noise smoke fumes or smell forthwith to abate such nuisance or annoyance

  4.14.2
  to exercise the rights set out in the First Schedule hereto so as not to cause any inconvenience or obstruction to other users thereof and not to cause any damage to or obstruction in the Estate

  4.15
  Reletting Boards

    During the last 6 months of the term to permit the Landlord to fix a notice board or bill on the Demised Premises relating to a dealing with an interest in the Demised Premises and upon reasonable prior notice to permit all persons authorised by the Landlord to enter and view the Demised Premises at reasonable times

  4.16
  Encroachment

    Not to cause or allow any new window light or other encroachment or easement which may be or might grow to become an inconvenience or cause disturbance to the Landlord or the owners tenants or occupiers of the Estate

  4.17
  Roof Weighting

    Not to load the roof of the Demised Premises otherwise than as previously approved such approval not to be unreasonably withheld or delayed by the Landlord and not to walk on the roof of the Demised Premises without taking all necessary and prudent precautions

  4.18
  Alienation

  4.18.1
  not to assign transfer charge underlet or part with possession or share occupation of the whole or any part of the Demised Premises except as hereinafter expressly provided

  4.18.2
  subject to Clause 4.18.1 above not to assign transfer or charge the whole of the Demised Premises without first obtaining the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) provided that:

  4.18.2.1
  the Tenant shall before any permitted assignment deliver to the Landlord a deed containing a direct covenant from the assignee to the Landlord to pay the rents and perform and observe the covenants of this Lease for the residue of the Term and further if the assignee shall be a limited or unlimited company the Landlord acting reasonably may require that two of its directors or a corporate body acceptable to the Landlord shall guarantee the due observance and performance of the terms hereof

  4.18.2.2
  as a condition of granting consent to an assignment as aforesaid the Landlord may require the Tenant to enter into an authorised guarantee agreement within the meaning of Section 16 of the Landlord and Tenant (Covenants) Act 1995 including for the avoidance of doubt the matters mentioned in Section 16 (2)

  4.18.3
  not to underlet or agree to underlet the whole or part of the Demised Premises without first obtaining the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) and unless:—

  4.18.3.1
  no fine or premium is taken and the rent reserved by the underlease is the best rent which can reasonably be obtained without taking any fine or premium and the underlease contains a covenant prohibiting assignment of the underlease without the prior written consent of the Landlord and an absolute covenant prohibiting any further sub-letting or parting with or sharing possession or occupation of the whole or any part of the sub-demised premises and the underlease is in a form approved (such approval not to be unreasonably withheld or delayed) by the Landlord

  4.18.3.2
  not to underlet part of the Demised Premises unless the premises so underlet shall either consist of an individual self contained unit a defined means of access to and from the Estate roads and with no facilities (other than access) shared in common with other units within any building within the Demised Premises or shall be capable of being partitioned in such manner as to enable it to become self-contained as aforesaid

  4.18.3.3
  not at any time expressly or impliedly to waive the covenants to be inserted in any underlease but at all times to enforce the same (by forfeiture if necessary)

  4.18.3.4
  the Landlord's refusal of any consent to underlet shall not be considered unreasonable if the Tenant fails to obtain jointly with the proposed underlessee an order from the appropriate court under Section 38 of the Landlord and Tenant Act 1954 (as amended) or any statutory amendment or modification thereof for the time being in force authorising an agreement with the proposed underlessee excluding the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 in relation to such proposed underletting

    4.18.4
    Provided it is hereby agreed that nothing in this clause 4.18 shall prohibit the Tenant from sharing the occupation of the whole or any part of the Demised Premises with a company that is a member of the same group as the Lessee within the meaning of Section 42 of the Landlord and Tenant Act 1954

    4.18.5
    within one month of the date of any permitted assignment underletting probate assent or other devolution of title to give notice thereof to the Landlord together with a certified copy of such deed or document and to pay the Landlord's reasonable registration fee (being not less than twenty pounds) in respect of each such document

  4.19
  Landlord's Costs

    To pay to the Landlord on demand

    4.19.1
    all costs and legal and surveyors fees reasonably incurred or expended by the Landlord in connection with the preparation and service of any notice schedule or proceedings (statutory or otherwise) relating to the Demised Premises notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court and the Landlord's surveyors fees for the supervision and inspection of any repairs or other works which the Tenant may be obliged to effect or carry out hereunder

    4.19.2
    the proper and reasonable costs incurred or expended in connection with any application by the Tenant for any consent or approval licence or permission provided that such consent approval licence or permission shall not be unreasonably refused

  4.20
  Value Added Tax

    To pay to the Landlord by way of further and additional rent and to indemnify the Landlord against any Value Added Tax chargeable upon the Rent and other sums reserved as rent herein and all costs fees or other sums payable by the Tenant under this Lease whether the relevant taxable supply is made by the Landlord or by some third person and for the avoidance of doubt all monies expressed as payable herein shall be deemed exclusive of Value Added Tax which shall be paid by the Tenant in addition to all such monies

  4.21
  Contamination

  4.21.1
  Not to do anything on or relating to the Demised Premises which does or might cause any pollution or contamination to the Demised Premises or to any other premises or the environment

  4.21.2
  To obtain any authorisation licence consent or permission required under any legislation relating to pollution or contamination of the environment with respect to any use of or action or activity on the Demised Premises before such use action or activity commences or occurs but not to implement any such authorisation licence consent or permission until it and any conditions attached to it have been approved by the Landlord such approval not to be unreasonably withheld or delayed

5.
THE Landlord HEREBY COVENANTS with the Tenant as follows:—

5.1
that the Tenant paying the rents hereby reserved and performing and observing the several covenants on the Tenants part herein contained shall peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord

5.2
At all times during the Term to keep the Demised Premises insured in the full reinstatement value thereof against loss or damage by the Insured Risks in some insurance office of repute and three years loss of rent and service charge contributions and to make all payments necessary for the above purpose when the same shall respectively become payable and to note the Tenant's interest on such policy and to cause all moneys received by virtue of such insurance to be laid out in rebuilding and reinstating the Demised Premises PROVIDED THAT the Landlords obligation under this covenant shall cease if the insurance shall be rendered void or voidable by reason of any act or default of the Tenant

5.3
To pay the rent and other sums from time to time payable under the Headlease described in the Second Schedule and to perform the covenants on the part of the Tenant set out in such Headlease

6.
Provisos

        PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:—

  6.1
  if any of the rents shall be in arrear and unpaid for twenty one days after becoming due whether formally demanded or not or if there shall be any breach non-performance or non-observance of any of the covenants or conditions on the part of the Tenant herein contained or if the tenant shall become bankrupt or being a company shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or if a receiver or administrator shall be appointed of its undertaking or if it shall enter into an arrangement or composition with its creditors or suffer any distress or execution to be levied on its goods then in any such case shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Demised Premises and thereupon the Term shall absolutely cease and determine

  6.2
  if the Demised Premises shall be damaged or destroyed by any of the Insured Risks so as to render the Demised Premises unfit for substantial occupation and use then (save to the extent that the insurance monies shall be wholly or partially irrecoverable by reason of any act or omission of the Tenant) the rents (including service charge) hereby reserved or a fair proportion thereof according to the nature and extent of such damage and repair shall be suspended until the Demised Premises shall be rendered fit for occupation and the permitted use

  6.3
  any walls and fences separating the Demised Premises from adjoining premises shall be deemed to be party structures in accordance with Section 38 of the Law of Property Act 1925

  6.4
  so far as shall be lawful the Tenant shall not be entitled to any compensation on quitting the Demised Premises

  6.5
  all applications notices consents approvals or licences hereunder shall be in writing and any notice to be served under this Lease shall be subject to the provisions of Section 196 of the Law of Property Act 1925

  6.6
  no demand or acceptance of rent by the Landlord shall be deemed to operate as a waiver of any breach of covenant or conditions on the part of the Tenant herein contained

  6.7
  any dispute between the Tenant and any adjoining or nearby owner occupier or tenant concerning any rights and easements in respect of the Estate or the Demised Premises shall be decided by the Landlord acting reasonably

  6.8
  all covenants herein by two or more persons shall be deemed to be joint and several

  6.9
  the Landlord shall be entitled to sell or let other premises on the Estate on such terms and conditions as it thinks fit and shall enforce waive or vary any covenants and conditions affecting any premises on the Estate at its own discretion and nothing herein shall be deemed to create a lettings scheme

  6.10
  no estate or interest in the adjacent roads or footpaths is included in this demise except as specified in the First Schedule hereto

  6.11
  The Landlord shall not be liable to the Tenant for any loss or damage or inconvenience which may be caused by reason of:

  (a)
  temporary interruption of any services which the Landlord may at its discretion provide from time to time during periods of inspection maintenance repair and renewal;

  (b)
  the breakdown failure stoppage leaking bursting or defect of any hot or cold water sanitary ventilation extraction plant and machinery or of soil gas water or electricity or other plant and machinery or of the Conducting Media in the Demised Premises the Estate or neighbouring or adjoining property or premises

  6.12
  The Landlord may make reasonable regulations and from time to time amend or add to the same as the Landlord may deem necessary relating to the Common Parts of the Estate for the safety or convenience of the Tenant or occupiers of the Demised Premises and the users of the Common Parts of the Estate and such regulations shall be binding on the Tenant as if the same had been incorporated herein upon the same being notified to the Tenant in writing

  6.13
  Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used for the purposes hereby authorised under the Planning Acts

  6.14
  It is hereby agreed that the Leases of Units 16.12.1, 16.12.2, 16.12.3, 16.12.4 The Amber Business Centre, Riddings, Derbyshire details of which are set out in the Sixth Schedule ("the Existing Leases") are hereby extinguished and merge with this Lease and the Landlord releases the Tenant and Grantor or Surety under the Existing Leases from all liability claims and demands whether past present or future in respect of all breaches of any of the covenants contained in or otherwise arising under the terms of the Existing Leases and from liability for payment of rents thereby reserved

7.
Early Determination

        In the event that the Tenant shall desire to determine the Contractual Term on the Early Determination Date and shall give to the Landlord not less than twelve months prior written notice of such desire then the Contractual Term shall end on the expiry of such notice as aforesaid and the Tenant shall forthwith give vacant possession of the Demised Premises to the Landlord and shall leave the same in clean and tidy condition and shall yield up the Demised Premises in accordance with the provisions of clause 4.3 and it is hereby declared that any notice given by the Tenant under the terms of this provision shall be deemed to have been given pursuant to Section 24(2) of the Landlord and Tenant Act 1954

        IN WITNESS whereof the parties hereto have duly executed this Deed the day and year first above written

THE FIRST SCHEDULE
RIGHTS GRANTED

1.
The free passage and flow of water and soil and gas and electricity and telecommunications to and from the Demised Premises in and through the Conducting Media which now are or shall within eighty years from the date hereof be erected in under or upon the Estate or any part thereof

2.
The right for the Tenant and all persons authorised by it to enter upon the other parts of the Estate (but not into any buildings thereon) on reasonable prior notice (and in an emergency without notice) so far as may be reasonably necessary for the purpose of inspecting, maintaining, repairing, renewing, and/or making connections with the Conducting Media the persons so entering causing as little inconvenience and damage as possible and making good all such damage forthwith

3.
The shared right for the Tenant its servants agents and contractors on foot only for all purposes connected with the Demised Premises but not for any other purpose to pass and repass over and along the pedestrian ways now or hereafter to be constructed upon the Estate subject to a like right on the part of the Landlord's other lessees on the Estate over and along such pedestrian ways abutting the Demised Premises

4.
The shared right for the Tenant, its servants, agents and contractors for all purposes over and along the access roads and yards now or hereafter constructed upon the Estate PROVIDED THAT no obstruction shall be caused thereon nor shall any vehicles be parked or loaded or unloaded on the said access roads and yards

5.
The shared right for the Tenant to use any area within the Estate from time to time designated or set aside by the Landlord for the purpose of parking of private motor vehicles PROVIDED THAT the Tenant shall not use or allow any such areas to be used for any other purpose whatsoever

THE SECOND SCHEDULE

(A)
All such matters (other than financial charges) as are mentioned in the registers of Title Number DY311530

(B)
All such matters (excluding any obligations to pay rent or any other sums) as are contained or referred to in the Headlease under which the Landlord holds the Demised Premises (together with other land) dated the 23rd day of June 1999 and made between Amber Pass Limited (1) and the Landlord (2)

THE THIRD SCHEDULE
PART I
Provisions as to Service Charge

1.
To the intent that the Landlord shall be entitled to recover all its outgoings and expenses in connection with the Common Parts and its management and administration, the Service Charge contribution payable by the Tenant shall be based upon the proportion which the gross area (by external admeasurement) of the buildings from time to time on the Demised Premises bears to the aggregate gross area (similarly measured) of the other buildings from time to time on the (save that the Landlord may at its absolute discretion adopt a different method of assessment of the said proportion in the event of any particular service or item of work being of benefit to only some of the buildings and premises on the Estate such different method excluding from the calculation of the proportion those buildings and premises which do not so benefit) and shall be a fair and reasonable proportion (to be certified by the Landlord's Surveyor whose decision shall be final and binding except in the case of manifest error) of the costs and expenses in respect of the Landlord's annual expenditure which shall be the aggregate of:—

  1.1
  The cost to the Landlord of the provision by it of the services mentioned in Part II of this Schedule during the relevant year (due allowance being made where any expenditure is met out of the reserve hereinafter mentioned)

  1.2
  A sum being the annual depreciation over a fair and proper period (to be conclusively and reasonably determined by the Landlord or its Agents or Surveyor) of all the capital plant and equipment used in or for the provision of such services

  PROVIDED THAT the Landlord may in its discretion include in the Landlord's annual expenditure in any year a sum by way of reasonable reserve against anticipated future expenditure on the said services

2.
The Tenant shall pay to the Landlord on account of the annual Service Charge on the Rent Days in advance such a sum as shall in the reasonable discretion of the Landlord or its Agent or Surveyor be one equal fourth part of the anticipated annual Service Charge for the current year

3.
At the end of each year the Landlord or its Agent or Surveyor shall as soon as practicable cause an account to be prepared of the Landlord's annual expenditure for that year and send a copy thereof to the Tenant together with a statement showing the annual Service Charge payable by the Tenant and the amount paid on account by the Tenant in such year Any difference due from the Tenant shall be paid to the Landlord within fourteen days of the receipt of such statement and any balance due to the Tenant shall be allowed against the next payment(s) on account of Service Charge due from it

4.
For the purposes of this Schedule "year" shall mean the period from First January to the next ensuing Thirty First December or such other commencement and expiration dates as the Landlord may declare in writing and insofar as the annual Service Charge has to be calculated for any period other than a year or a payment on account for any period other than a quarter the same shall be calculated by apportionment on a daily basis

5.
The Landlord's certificate as to the amount of the Landlord's annual expenditure in any year shall be final and conclusive as between the Landlord and the Tenant save in the case of manifest error

6.
The Landlord will hold in trust for the benefit of all the tenants for the time being of the Landlord's Estate all monies held by way of reserve and the Landlord hereby covenants with the Tenant that upon the sale or other transfer of the whole of the Landlord's interest in the Estate that it will cause the purchaser or transferee to become trustee of such reserve on behalf of the tenants as aforesaid

PART II
Services

1.
The maintenance amendment repair, renewal, replacement, rebuilding, cleansing decorating and otherwise the keeping in good and substantial repair and condition and the lighting of:—

1.1
the Common Parts and

1.2
the boundary, walls, fences and gates of and in the curtilage of the Estate and any notice or other boards erected at the Landlord's reasonable discretion for the benefit of the occupiers of the Estate

2.
The operation amendment repair, renewal, replacement, rebuilding, cleansing and maintenance in good working order and repair of the equipment apparatus and appliances (if any) in the Common Parts including (where applicable but without prejudice to the generality of the foregoing) the Conducting Media, the watercourses, the soakways, channels, pipes, drains, sewers, cables, wires, pumps, meters, ducts and other conducting media, the water systems and tanks, the reservoirs, the sanitary appliances, the electrical installation and lamps and light fittings on the Common Parts and the hose reels and other fire fighting appliances which statute and all other things provided for the benefit of the Common Parts and for which no lessee or occupier of the Estate is exclusively liable

3.1
grassing and tending and keeping tidy and planting with such flora trees and shrubs as the Landlord shall deem to be reasonably appropriate to the Common Parts

3.2
providing, maintaining, renewing, replacing, repairing, and keeping in good order and condition all installations, appurtenances, appointments, fixtures, fittings, bins, receptacles, tools, appliances, materials and other things which the Landlord may deem desirable or necessary for the maintenance, upkeep or cleanliness of the Common Parts and the supply of services to the Common Parts

3.3
employing such surveyors, solicitors, environmental advisers and consultants and other professionals and agents, managers, contractors, staff and workmen as the Landlord may at its absolute discretion deem desirable or necessary to enable or assist it to provide the said services or any of them and for the general conduct, management and security of the Common Parts and all parts thereof and the payment of all incidental fees and other expenditure in relation to such employment (including but without limiting the generality of such provision the payment of the statutory and such other insurance health pension welfare and other payments, contributions and premiums as the Landlord may at its reasonable discretion deem desirable or necessary and the provision of uniforms, working clothes and other equipment for the proper performance of their duties)

3.4
paying all rates, taxes, charges, assessments, impositions and other outgoings (including but. not exclusively charges (if any) for the supply of water, gas, electricity or any other form of supply of energy utilities or services) payable by the Landlord in respect of the Common Parts except insofar as the Tenant or any other occupier of the Estate may be liable for the same under the terms of this or their lease or occupation

3.5
keeping the Common Parts insured upon similar terms (including the Landlords covenant to reinstate) as those set forth in Clause 5.2

3.6
taking all steps deemed desirable or expedient by the Landlord for complying with, making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning, public health, highways, streets, drainage or other matters relating or alleged to relate to the Common Parts for which the Tenant is not directly liable hereunder

3.7
executing any works as are or at any time during the said Term shall under or by virtue of any enactment for the time being in force or by any local or other competent Authority be directed or required to be done or executed in respect of the Common Parts and for which none of the occupiers of the Estate are liable

3.8
providing any service for the benefit of the Common Parts as a whole including but not exclusively at the Landlord's discretion a general estate board indicating the names of the occupiers of the Estate

4.
In the event only of the Landlord not appointing managing agents the reasonable cost in respect of the general supervision and management of the Common Parts by the Landlord (but not including any payment in respect of the collection of rent or service charge)

5.
The reasonable costs and expenses of supplying the account and maintaining records in respect of all matters mentioned in this Schedule

6.
The supply of copies of regulations made by the Landlord under the foregoing provision hereof and copies of all amendments or additions made from time to time thereto

7.
The reasonable administration costs including statutory fees and formation charges of any management company incorporated at the instance of the Landlord for the purpose of the management and administration of the Estate.

THE FOURTH SCHEDULE
Reviewed Rent

1.
In this Schedule the following definitions shall apply:—

1.1
"Review Date" shall mean the date or dates mentioned in the Particulars and

1.1.1
the day after the expiry of the Term in the event of any holding over or extension thereof and

1.1.2
any date ascertained pursuant to Paragraph 6 hereof provided that any ascertainment of Reviewed Rent hereunder shall not imply or create any new tenancy

1.2
"Reviewed Rent" shall mean whichever is the greater of:—

1.2.1
the rent (meaning the rent firstly hereby reserved only) immediately prior to the Review Date or

1.2.2
the yearly rent which might reasonably be expected to be agreed between a willing Landlord and a willing Tenant requiring Notional Premises having the specification and attributes specified in the Fifth Schedule at the Review Date on the open market without payment of a premium for a term of years equal to the same terms and condition as this Lease (other than the amount of rent reserved) such rent to be apportioned pro rata to the area of 29,525 square feet

2.
The Reviewed Rent shall be ascertained in accordance with the provisions of this Schedule at or with effect from each Review Date and shall be payable on and from the date upon which is agreed or determined

3.
The amount of the Reviewed Rent shall be ascertained in accordance with the foregoing provisions and as follows:—

  3.1
  by agreement in writing between the Landlord and the Tenant at any time or

  3.2
  in the absence of such agreement four months before a Review Date then the Reviewed Rent shall be determined by a valuer as follows:—

  3.2.1
  the valuer shall be appointed either jointly by the Landlord and the Tenant or on the application of either the Landlord or the Tenant made not more than three months before or at any time after a Review Date by the President for the time being of the Royal Institution of Chartered Surveyors or any person duly authorised by him so to do

  3.2.2
  the valuer shall act as an expert and not as an arbitrator

  3.2.3
  the Landlord and the Tenant shall be entitled to submit written evidence to the valuer including statements and a valuation within one month after the date of the valuer's appointment

  3.2.4
  the valuer shall consider such evidence before determining the amount of the Reviewed Rent in accordance with the terms of this Schedule

  3.2.5
  within two months of the date of his appointment the valuer shall give written notice to the parties of the amount of the Reviewed Rent determined by him which shall not in any event be less than the amount of rent payable hereunder immediately prior to the Review Date

  3.2.6
  the fees of the President and the valuer shall be payable by the Landlord and the Tenant in such proportions as the valuer shall direct on making such determination

  3.2.7
  if the valuer shall not carry out the determination of the Reviewed Rent in accordance with the foregoing either party shall be entitled to apply to the said President who shall in his reasonable discretion discharge the valuer and appoint a substitute valuer who shall determine the Reviewed Rent in accordance with the foregoing

  3.2.8
  the decision of the valuer on the evidence shall be final save in the case of manifest error

4.
If the Reviewed Rent shall not be ascertained as aforesaid for any reason at the Review Date

4.1
the Tenant shall continue to pay rent at the rate payable immediately before the Review Date such rent to be payable on account of the Reviewed Rent and

4.2
within fourteen days of the Reviewed Rent being ascertained the Tenant shall pay to the Landlord on demand the amount (if any) of the difference between

4.2.1
the Reviewed Rent which would have been payable on and from the Review Date up to the Rent Day following the date of ascertainment of the Reviewed Rent had the amount of the Reviewed Rent been ascertained at the Review Date and

4.2.2
the amounts actually paid by the Tenant on account of the Reviewed Rent in respect of that period

4.3
If demanded by the Landlord the Tenant shall pay interest at Barclays Bank Plc base rate from time to time calculated on such difference at each Rent Day during such period and calculated up to the date of receipt of such difference (if any) by the Landlord

5.
If the process of ascertaining the Reviewed Rent shall be prevented or restricted by any statute regulation instrument order then there shall occur a Review Date on the date on which such restriction ceases

6.
When the Reviewed Rent has been ascertained pursuant to the provisions hereof a written memorandum thereof shall be signed and exchanged between the Landlord and the Tenant for record purposes only and be affixed or endorsed on this Lease and the counterpart hereof and the parties shall bear their own costs in respect thereof

THE FIFTH SCHEDULE
Notional Premises

        A warehouse/industrial building with ancillary offices situated in the same location as the Demised Premises and in respect of which it is to be assumed:—

  (a)
  that the Demised Premises are not in existence

  (b)
  that this Lease relates to the Notional Premises

  (c)
  that the Notional Premises were completed and available for occupation in 1985

  (d)
  that it comprises a warehouse/industrial building with a gross internal floor area of 5,000 square feet

  (e)
  that the area attributable to industrial warehouse space is 4,500 square feet

  (f)
  that the area attributable to office content is 500 square feet

  (g)
  that the building has been constructed in accordance with the following specification:—

  (i)
  a steel portal frame

  (ii)
  a concrete floor

  (iii)
  six metre eaves

  (iv)
  heating and lighting to all areas

  (v)
  two roller shutter doors for loading purposes

  (vi)
  all internal finishes to the industrial/warehouse area to be painted block work and cladding system lining panels

  (vii)
  the Notional Premises benefit from being connected to the electricity, water, sewer and telecommunications (but for the avoidance of doubt that the Tenant has to pay for the use of such services)

  (viii)
  that the Notional Premises benefit from an adequate provision of parking and loading and unloading facilities for a building of its size and construction used as an industrial warehouse

THE SIXTH SCHEDULE
the Existing Leases

Date	Unit	Term	Partes
12/10/1984	16.12.1	25 years from 01/09/1984	M A Pass Property Investments Limited (1) Micro Image Technology Limited (2) Laporte Industries (Holdings) Plc (3)
13/10/1984	16.12.2	25 years from 01/11/1984	M A Pass Property Investments Limited (1) Micro Image Technology Limited (2) Laporte Industries (Holdings) Plc (3)
23/12/1996	16.12.3	25 years from 14/12/1996	Amber Pass Limited (1) Micro Image Technology Limited (2)
23/12/1996	16.12.4	25 years from 14/12/1996	Amber Pass Limited (1) Micro Image Technology Limited (2)
THE COMMON SEAL of THE SECOND INDUSTRIAL PARTNERSHIP LIMITED was hereunto affixed in the presence of:—	) ) ) )

Director

Director/Secretary

HM Land Registry	Title Number: DY327277

Edition Date: 6 October 2000

A: Property Register

        containing the description of the registered land and the estate comprised in the Title. Unless the contrary is indicated below any subsisting legal easements granted by the under mentioned lease(s) for the benefit of the land in this title are included therein. The registration takes effect subject to any rights excepted and reserved by the said lease(s) so far as such rights are subsisting and affect the land in this title.

DERBYSHIRE: AMBER VALLEY

1.
(6 October 2000) The Leasehold land shown edged with red on the plan of the above Title filed at the Registry and being Unit 16/12 The Amber Business Centre, Riddings

  NOTE: The land tinted green on the filed plan is not included in this registration.

2.
(6 October 2000) The mines and minerals together with ancillary powers of working are excepted from the registration of the land edged and numbered 1 in blue on the filed plan.

3.
(6 October 2000) The Conveyance dated 19 February 1946 referred to in the Charges Register contains the following exceptions and reservations:

          EXCEPT AND RESERVED unto the Vendor and his successors in title

          (a) all existing drains (if any) under the property hereby conveyed together with the right of access to the said drains for the purpose of inspection maintenance and renewal thereof the Vendor or the persons deriving title under him paying reasonable compensation for any damage caused in the exercise of such right of access

          (b) all timber and timberlike trees on the said property and so that the Vendor shall at any time before the end of six calendar months from the date hereof have power to remove the same and

          (c) all sporting rights and rights of shooting over the said property with liberty to enter into and upon the same.

  The registration of the land edged and numbered 1 in yellow on the filed plan takes effect subject thereto and the timber and timber like trees and sporting rights so excepted are excluded from the registration thereof.

4.
(6 October 2000) Short particulars of the lease(s) (or under-lease(s)) under which the land is held:

Date	:	9 August 2000
Term	:	25 years from 9.8.2000
Rent	:	£116,000 (subject to review) and insurance rent and service charge
Parties	:	(1) The Second Industrial Partnership Limited (2) Micro Image Technology Limited

Continued overleaf

A: Property Register continued

A: Property Register

5.
(6 October 2000) There are excepted from the effect of registration all estates, rights, interests, powers and remedies arising upon, or by reason of, any dealing made in breach of the prohibition or restriction against dealings therewith inter vivos contained in the Lease.

6.
(6 October 2000) The lessor's title is registered.

B: Proprietorship Register

        stating nature of the title, name and address of the proprietor of the land and any entries affecting the right of disposal

Title Absolute

1.
(6 October 2000) PROPRIETOR: MICRO IMAGE TECHNOLOGY LIMITED (Co.Regn.No.1050948) of Nations House, 103 Wigmore Street, London W1H 9AB.

C: Charges Register

        containing charges, incumbrances etc. adversely affecting the land

1.
(6 October 2000) A Conveyance of the freehold estate in the land edged and numbered 1 in blue on the filed plan and other land dated 19 February 1946 made between (1) Rowland Charles Arthur Palmer-Morewood (Vendor) and (2) The Granwood Flooring Company Limited (Purchaser) contains covenants details of which are set out in the schedule of restrictive covenants hereto.

2.
(6 October 2000) The land edged and numbered 1 in blue on the filed plan is subject to the following rights reserved by the Conveyance dated 19 February 1946 referred to above:—

    "EXCEPT AND RESERVED unto the Vendor and his successors in title

    (a)
    All existing drains (if any) under the property hereby conveyed together with the right of access to the said drains for the purpose of inspection maintenance and renewal thereof the Vendor or the persons deriving title under him paying reasonable compensation for any damage caused in the exercise of such right of access."

    *********************************

Schedule of Restrictive Covenants

1.
The following are details of the covenants contained in the Conveyance dated 19 February 1946 referred to in the Charges Register: "The Purchasers hereby covenant with the Vendor and to the intent that the same shall so far as practicable run for the benefit of the owners

Page 2 Continued on next page

TITLE NUMBER
DY327277
DERBYSHIRE: AMBER VALLEY

LANCE SURVEY MAP REFERENCE:	SK4252SW	SCALE 1:1250 Enlarged from 112500

QuickLinks

  EXHIBIT 10.20
DATED AUGUST 9, 2000 THE SECOND INDUSTRIAL PARTNERSHIP LIMITED —and— MICRO IMAGE TECHNOLOGY LIMITED
L E A S E Relating to Unit 16/12 The Amber Business Centre Riddings in the County of Derbyshire
PARTICULARS